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                                                                     EXHIBIT 4.4

                              TENFOLD CORPORATION

                     AMENDED AND RESTATED CO-SALE AGREEMENT
                     --------------------------------------

     This Amended and Restated Co-Sale Agreement (the "Agreement") is made and entered into as of November 24, 1997 by and among Gary D. Kennedy, the Walker Children's Trust and Jeffrey L. Walker (the "Founders"), TenFold Corporation, a Delaware corporation (the "Company"), and the holders of Series A Preferred Stock and Series B Preferred Stock of the Company listed on Exhibit A hereto (each an "Investor" and, collectively, the "Investors").

                                    RECITALS
                                    --------

     1. The Company and Indus International, Inc. ("Indus") entered into a Co-Sale Agreement dated March 4, 1997 (the "Existing Agreement"), in connection with the purchase by Indus of certain shares of Series A Preferred Stock of the Company.

     2. The Company and Winter Harbor, L.L.C. ("Winter Harbor") have entered into a Series B Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell to Winter Harbor and Winter Harbor desires to purchase from the Company shares of the Company's Series B Preferred Stock. A condition to Winter Harbor's obligations under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement in order to provide Winter Harbor the opportunity to purchase and/or participate, upon the terms and conditions set forth in this Agreement, in subsequent sales by the Founders of shares of the Company's Common Stock. The Company, Indus and the Founders each desire to induce Winter Harbor to purchase shares of Series B Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     1.   Sales by Founders.

          (a)  Notice of Sales.

               (i) If any Founder proposes to accept one or more bona fide offers (a "Purchase Offer") from any persons to purchase shares of the Company's Common Stock, including any shares of Common Stock pursuant to a stock split or a stock dividend granted with respect to such shares of Common Stock (the "Shares"), from such Founder (other than as set forth in subsection 1 (e) hereof), such Founder shall promptly deliver a notice (the "Notice") to the Company and the Investors stating the terms and conditions of such Purchase Offer including, without limitation, the number of shares of the Company's capital stock to be sold or transferred (the "Transfer Shares"), the nature of such sale or transfer, the consideration to be
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paid (the "Offered Price"), and the name and address of each prospective purchaser or transferee (the "Proposed Transferees").

     The Company agrees that in the event that the Company declines to exercise in full any right of first refusal that it may have with respect to the Transfer Shares to be sold by such Founder (the "Right of First Refusal"), the Company will provide the Investors with notice of such determination at least fifteen
(15) business days prior to the end of the period in which the Right of First Refusal expires.

          (b) Co-Sale Right. Each Investor shall have the right (the "Co-Sale Right"), exercisable upon written notice to the Company within fifteen (15) business days after receipt of the Notice to participate in such Founder's sale of Transfer Shares pursuant to the specified terms and conditions of such Purchase Offer. To the extent the Investor exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which such Founder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The Co-Sale Right of the Investor shall be subject to the following terms and conditions:

              (i) Calculation of Shares. The Investor may sell all or any part of that number of shares of Common Stock of the Company issued or issuable upon conversion of Preferred Stock or Common Stock received in connection with any stock dividend, stock split or other reclassification thereof (the "Conversion Shares") equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock covered by the Purchase Offer by (y) a fraction, the numerator of which is the number of Conversion Shares at the time owned by the Investor and the denominator of which is the combined number of shares of Common Stock of the Company. The provisions of this Agreement do not confer any co-sale rights with respect to any shares of Common Stock or other securities held by an Investor that are not Conversion Shares.

              (ii) Delivery of Certificates. The Investor may effect its participation in the sale by delivering to the selling Founder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent the number of shares of Preferred Stock, or Common Stock issued upon conversion thereof, which the Investor elects to sell.

          (c) Transfer. The stock certificate or certificates which the Investor delivers to the selling Founder pursuant to Section 1 (b) shall be delivered by such Founder to the purchase offeror in consummation of the sale pursuant to the terms and conditions specified in the Notice, and such Founder shall promptly thereafter remit to the Investor that portion of the sale proceeds to which the Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares of capital stock of the Company from an Investor exercising its Co-Sale Right hereunder, the selling Founder or Founders shall not sell to such prospective purchaser or purchasers any shares of Company stock unless and until, simultaneously with such sale, the selling Founder or Founders shall purchase such shares from the Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice (which terms and

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conditions shall be no less favorable than those governing the sale to the purchaser by the Founder or Founders).

          (d) No Adverse Effect. The exercise or non-exercise of the rights of the Investor hereunder to participate in one or more sales of Shares made by a Founder shall not adversely affect their rights to participate in subsequent sales of Common Stock by a Founder.

          (e) Permitted Transactions. The provisions of Section 1 of this Agreement shall not pertain or apply to:

               (i) Any pledge of the Company's Common Stock made by a Founder pursuant to a bona fide loan transaction which creates a mere security interest; provided, that (x) the Founder(s) shall inform the Investor of such pledge, prior to effecting it, and (y) the pledgee or transferee (collectively, the "Permitted Transferees") shall furnish the Investor with a written agreement to be bound by and comply with all provisions of this Agreement as applicable to the Founders;

               (ii)   Any repurchase of Common Stock by the Company;

               (iii) Any sale or transfer of shares of Common Stock among the Founders; or

               (iv) Any sale or transfer to the extent such sale or transfer does not result in the Founders collectively holding less than 50% of the outstanding Common Stock of the Company (calculated assuming the conversion into Common Stock of all outstanding shares of Preferred Stock).

     2. Prohibited Transfers. Any attempt by a Founder to transfer shares of the Company in violation of Section 1 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a majority of the Conversion Shares.

     3. Legended Certificates. Each certificate representing shares of the Common Stock of the Company now or hereafter owned by the Founders or issued to any Permitted Transferee pursuant to Section 1 (e) shall be endorsed with the following legend:

     "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON AND PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

     The foregoing legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 4(a).

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     4.   Miscellaneous Provisions.

          (a) Termination. This Agreement shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any transfer by a Founder in connection with any such event):

               (i) The liquidation, dissolution or indefinite cessation of the business operations of the Company;

               (ii) The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

               (iii) The closing of the Company's initial public offering of securities; provided that all shares of the Company's Preferred Stock are converted into shares of Common Stock prior to or in connection with such offering; or

               (iv) The closing of any acquisition, merger, reorganization or other transaction which results in the stockholders of the Company immediately prior to such transaction owning less than 50% of the Company's voting stock immediately after such transaction.

          (b) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto, or as subsequently modified by written notice.

          (c) Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Investors hereunder shall be assignable only (i) by each of the Investors to any other Investor or (ii) an assignee or transferee who acquires not less than 1,000,000 shares of the Company's Common Stock (as adjusted for stock splits, stock dividends and the like, and assuming conversion of all Preferred Stock held by the Investor); provided that such limitation shall not apply to transfers by an Investor to constituent shareholders, constituent partners or retired constituent partners (including any constituent of a constituent) of the Investor (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire the Preferred Stock or Common Stock issued upon conversion thereof) if all such transferees or assignees irrevocably agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Agreement.

          (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

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In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (e) Modifications and Amendments. Any term hereof may be amended or waived with the written consent of the Company, holders of a majority of the Series A Preferred Stock, holders of a majority of the Series B Preferred Stock and holders of a majority of the Founders' shares (or their respective successors and assigns) each voting as a separate class. Any amendment or waiver effected in accordance with this Section 4(e) shall be binding upon the Company, the holders of Series A Preferred Stock, the holders of the Series B Preferred Stock and any holder of Founders' Shares, and each of their respective successors and assigns. This Agreement supersedes and replaces in its entirety the Existing Agreement.

          (f) Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          (g) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


[SIGNATURE PAGE FOLLOWS]

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  The parties have executed this Agreement as of the date first written above.

                         COMPANY:

                         TENFOLD CORPORATION



                         By:
                              ----------------------
                              Gary D. Kennedy
                              President

                         Address: 180 West Election Road, Ste 100
                                  Draper, UT 84020


SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT

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                         INVESTORS:

                         INDUS INTERNATIONAL, INC.



                         By:
                              ------------------------
                              Name:  Robert W. Felton
                              Title:  Chairman & CEO

                         Address: 60 Spear Street
                                  San Francisco, CA  94105



                         WINTER HARBOR, L.L.C.

                              By: First Media, L.P., Manager

                              By: First Media Corporation
                                  its sole general partner

                              By: /s/ Ralph W. Hardy Jr.
                              Name: Ralph W. Hardy Jr.
                              Title: Secretary
                              Address: 11400 Skipwith Lane
                                     Potomac, Maryland  20854


SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT

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                         FOUNDERS:



                         ----------------------
                         Gary D. Kennedy

                         Address: 7814 South Pheasantwood Drive
                                  Sandy, UT  84093



                         ----------------------
                         Jeffrey L. Walker

                         Address: 30 Hill Road
                                  Ross, CA  94957



SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT

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                         FOUNDERS:

                         THE WALKER CHILDREN'S TRUST



                         By:
                              -------------------------
                              Name:
                              Title: Trustee

                         Address: 30 Hill Road
                                  Ross, CA  94957



SIGNATURE PAGE TO AMENDED AND RESTATED CO-SALE AGREEMENT


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                                   EXHIBIT A
                                   ---------

                                    INVESTOR
                                    --------

NAME/ADDRESS                      NO. OF SHARES
------------                      -------------

Indus International, Inc.            2,920,779

Winter Harbor, L.L.C.                3,340,330

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